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                                                                      Exhibit 99

PRESS RELEASE


FOR IMMEDIATE RELEASE

DATE:       June 18, 2004
COMPANY:    Central Federal Corporation
            2923 Smith Road
            Fairlawn, Ohio  44333
CONTACT:    David C. Vernon
            Chairman, President and CEO
PHONE:      330.666.7979         FAX:   330.666.7959


Fairlawn, Ohio - June 18, 2004 - Central Federal Corporation (Nasdaq: GCFC) announced today that its Board of Directors, at their meeting on June 17, 2004, declared a cash dividend of 9 cents per share on its common stock to be paid on July 19, 2004 to shareholders of record on July 6, 2004.



ABOUT CENTRAL FEDERAL CORPORATION AND CFBANK

Central Federal Corporation ((Nasdaq: GCFC), the holding company for CFBank, was organized as a Delaware corporation in September 1998 in connection with the bank's conversion from a mutual to stock organization, which was completed on December 30, 1998. CFBank is a community-oriented financial services company founded in 1892. Its home office is in Fairlawn, Ohio. It operates two additional offices in Columbiana County, Ohio, and one in Columbus, Ohio.


This release contains certain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements to be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. Our actual results may differ materially from these statements. Although we believe the assumptions underlying the assumptions are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurances that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or by any person that the future events, plans or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.